UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2003

BUSH INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8884	16-0837346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mason Drive

P.O. Box 460

Jamestown, New York 14702-0460

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (716) 665-2000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

In accordance with the terms of the Seventh Amendment (the “Seventh Amendment”), dated as of February 28, 2003, to that certain Credit and Guarantee Agreement, dated as of June 26, 1997, as amended (the “Credit Agreement”), by and among Bush Industries, Inc. (the “Registrant” or the “Company”), and JPMorgan Chase Bank, as administrative agent for the lenders, and certain other banks, the Company and certain of its subsidiaries executed and delivered to the administrative agent, mortgages and/or deeds of trust with respect to the Company’s Jamestown, New York, Erie, Pennsylvania, and Greensboro, North Carolina properties.

The mortgages executed and delivered by the Company are attached as Exhibits hereto.

In addition, the Company entered into an Agreement, dated as of May 23, 2003, with Gregory P. Bush, with respect to the termination of such person’s employment relationship with the Company.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated as of April 29, 2003.

10.2	Third Open-End Fee and Leasehold Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated as of April 25, 2003.

10.3	Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated as of April 29, 2003.

10.4	Agreement dated as of May 23, 2003 by and between the Company and Gregory P. Bush.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSH INDUSTRIES, INC.

Date: August 6, 2003	By:	/s/ ROBERT L. AYRES
Robert L. Ayres, President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated as of April 29, 2003.

10.2	Third Open-End Fee and Leasehold Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, dated as of April 25, 2003.

10.3	Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated as of April 29, 2003.

10.4	Agreement dated as of May 23, 2003 by and between the Company and Gregory P. Bush.